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                                                                    EXHIBIT 99.1

                                AMENDMENT NO.1
                                      TO
                    ORIGINAL DESIGN MANUFACTURER AGREEMENT

THIS AMENDMENT NO. 1 TO ORIGINAL MANUFACTURER AGREEMENT ("Amendment"), dated as of January ____, 2000, is executed between TRIGEM COMPUTER, INC., a Korean corporation whose principal office is located at TriGem Computer Bldg., 45-2 Yoidi-dong, Youngdeungpo-ku, Seoul 150-010, Korea ("Original Design Manufacturer" or "ODM") and EMACHINES, INC., a Delaware corporation whose principal office is located at 14350 Myford Road, Bldg. 100, Irvine, California 92606-1002, U.S.A. ("EMACHINES"). ODM and EMACHINES shall be referred collectively as "Parties" or individually as "Party."

                                   RECITALS

WHEREAS, ODM and EMACHINES have entered into the Original Design Manufacturer Agreement, dated January 24, 2000 ("Agreement"); and

WHEREAS, ODM and EMACHINES desire to amend the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained hereinbelow, the Parties agree as follows:


1. Section 3.8, Line 19: The rate "3.5%" shall be amended to "7.0%" and renegotiated every six months.

2. Section 8.5, Lines 2 and 6: The term "cumulative return rate" shall be amended to "cumulative defect rate".

3. All other provisions in the Agreement not amended herein shall remain effective between the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a representative thereunto duly authorized as of the date first hereinabove set forth.


TRIGEM COMPUTER, INC.                        EMACHINES, INC.


By: /s/ D.S. KIM                             By: /s/ STEPHEN DUKKER
    ---------------------------                  ------------------------------
Name:                                        Name: Stephen Dukker
Title:                                       Title: CEO


4. With respect to the support program, if TriGem intends to sell Emachines refurbished computers in the US. It will coordinate and guarantee against customer confusion, tech support costs and rebate confusion.